THIRD RESTATED ARTICLES OF INCORPORATION
                                  OF
                    STEWART & STEVENSON SERVICES, INC.


     1. Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, Stewart & Stevenson Services, Inc. hereby adopts these Third Restated Articles of Incorporation which accurately copy the entire text of the present Second Restated Articles of Incorporation and all amendments thereto that are in effect to date and which contain no change in any provision thereof except that the number of directors now constituting the board of directors and the names and addresses of the persons serving as directors have been inserted in lieu of similar information concerning the initial board of directors and the name and address of each incorporator has been omitted.

     2. These Third Restated Articles of Incorporation were adopted by resolution of the board of directors of the corporation on September 13, 1995.

     3. The Second Restated Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Third Restated Articles of Incorporation which accurately copy the entire text thereof:

                              I.

The name of the corporation shall be STEWART & STEVENSON
SERVICES, INC.

                              II.

Section 1. The purpose for which the corporation is organized is to engage in any lawful business or activity, subject to the limitations hereinafter set forth in Section 2 of this article.

Section 2. Nothing in this article is to be construed as authorizing the corporation to transact any business in the State of Texas expressly prohibited by any law of the State of Texas, or to engage in any activity in the State of Texas which cannot lawfully be engaged in by a corporation incorporated under the Texas Business Corporation Act or which cannot lawfully be engaged in without first obtaining a license under the laws of the State of Texas and which license cannot be granted to a corporation organized under the Texas Business Corporation Act, or to operate in Texas any of the businesses referred to in Section B(4) of Article 2.01 of the Texas Business Corporation Act, or to take any action in violation of any of the laws referred to in Section C of Article 2.02 of the Texas Business Corporation Act.

                              III.

The post office address of the registered office of the corporation is 400 N. St. Paul, Dallas, Texas 75201, and the name of its registered agent at such address is The Prentice-Hall
Corporation System, Inc. subject to change as provided in the Texas Business Corporation Act.

                              IV.

The names and addresses of the persons serving as directors of the corporation at the time of the filing of these Third Restated
Articles of Incorporation and who shall serve until their successors shall be chosen and shall qualify are:

Name                     Address

C. Jim Stewart II        2707 North Loop West
                         Houston, Texas  77008

Bob H. O'Neal            2707 North Loop West
                         Houston, Texas   77008

J. Carsey Manning        2707 North Loop West
                         Houston, Texas  77008



Donald E. Stevenson      2707 North Loop West
                         Houston, Texas  77008

Robert H. Parsey         1600 First Interstate Bank Plaza
                         Houston, Texas  77002

J. W. Lander, Jr.        4200 Westheimer
                         Houston, Texas  77027

Robert L. Hargrave       2707 North Loop West
                         Houston, Texas  77008

Jack T. Currie           515 Post Oak
                         Houston, Texas  77027

Robert S. Sullivan       2815 San Gabriel
                         Austin, Texas  78705

Brian H. Rowe            #1 Neumann Way, M\Stop N178
                         Cincinnati, Ohio  45215

Orson C Clay             One Moody Plaza
                         Galveston, Texas  77550

Richard R. Stewart       2707 North Loop West
                         Houston, Texas  77008

The number of directors may be increased or decreased from time to time by amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than three
(3) directors nor increased to more than twenty-five (25) directors. In the absence of a bylaw fixing the number of directors, the number shall be six (6).

                              V.

The period of duration of the corporation is perpetual.

                              VI.

The aggregate number of shares which the corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, without par value.

                              VII.

No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock, rights or options of the corporation which it may issue or sell, whether out of the number of shares authorized by these articles of incorporation or by amendment thereof or out of the shares of stock of the corporation acquired by it after the issuance thereof, nor shall any shareholder be entitled as a matter of right to subscribe for, purchase or receive any bonds, debentures or other securities which the corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase, or receive from the corporation any shares of its capital stock; but all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock may be issued and disposed of by the Board of Directors to such persons, firms or corporations as in their absolute discretion may deem advisable. The acceptance of stock in the corporation shall be a waiver of any preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the corporation or any of them.

                              VIII.

At every meeting of the shareholders, every holder of common stock of the corporation shall be entitled to one vote for each share of common stock standing in his name on the books of the corporation. No shareholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director.

                              IX.

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which the director of the corporation is not liable as set forth in the preceding sentences, the director shall not be liable to the fullest extent permitted by any provisions of the statutes of Texas hereafter enacted that further limits the liability of a director.

Dated this 14th day of September,  1995.

                    STEWART & STEVENSON SERVICES, INC.
                    /s/ Lawrence E. Wilson



                    By: _______________________________
                        Vice President & Secretary